Exhibit 23.1




        Consent of Ernst & Young LLP, Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated October 22, 2004, with respect to Atel Capital Equipment Fund XI, LLC, and dated October 15, 2004 with respect to Atel Financial Services LLC and subsidiary in the Registration Statement (Pre-Effective Amendment No. 1 to Form S-1 No. 333-120276) and related Prospectus of Atel Capital Equipment Fund XI, LLC for the registration of 15,000,000 limited liability company units.



                                        /s/ ERNST & YOUNG LLP


San Francisco, California

December 23, 2004